EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned directors and officers of Valley National Bancorp, hereby severally constitute and lawfully appoint Gerald H. Lipkin and Alan D. Eskow, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 of Valley National Bancorp and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Gerald H. Lipkin Gerald H. Lipkin	Chairman of the Board, President and Chief Executive Officer and Director	February 28, 2013

/s/ Alan D. Eskow Alan D. Eskow	Director, Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 28, 2013

/s/ Mitchell L. Crandell Mitchell L. Crandell	First Senior Vice President and Controller (Principal Accounting Officer)	February 28, 2013

/s/ Andrew B. Abramson Andrew B. Abramson	Director	February 28, 2013

/s/ Peter J. Baum Peter J. Baum	Director	February 28, 2013

/s/ Pamela R. Bronander Pamela R. Bronander	Director	February 28, 2013

/s/ Peter Crocitto Peter Crocitto	Director, Senior Executive Vice President and Chief Operating Officer	February 28, 2013

/s/ Eric P. Edelstein Eric P. Edelstein	Director	February 28, 2013

/s/ Mary J. Steele Guilfoile Mary J. Steele Guilfoile	Director	February 28, 2013

/s/ Graham O. Jones Graham O. Jones	Director	February 28, 2013

/s/ Walter H. Jones, III Walter H. Jones, III	Director	February 28, 2013

/s/ Gerald Korde Gerald Korde	Director	February 28, 2013

Signature	Title	Date

/s/ Michael L. LaRusso Michael L. LaRusso	Director	February 28, 2013

/s/ Marc J. Lenner Marc J. Lenner	Director	February 28, 2013

/s/ Barnett Rukin	Director	February 28, 2013
Barnett Rukin

/s/ Suresh L. Sani Suresh L. Sani	Director	February 28, 2013

/s/ Robert C. Soldoveri Robert C. Soldoveri	Director	February 28, 2013

/s/ Jeffrey S. Wilks Jeffrey S. Wilks	Director	February 28, 2013